As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 811-09347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 46

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

(Exact Name of Registrant as specified in Charter)

225 Franklin Street

Boston, MA 02110

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 321-7854

Christopher O. Petersen, Esq.

c/o Columbia Management Investment Advisers, LLC

225 Franklin Street

Boston, MA 02110

(Name and Address of Agent for Service)

With copies to:

Robert M. Kurucza, Esq.

Marco E. Adelfio, Esq.

Goodwin Procter LLP

901 New York Ave., N.W.

Washington, D.C. 20001

EXPLANATORY NOTE

This Registration Statement has been filed by Columbia Funds Master Investment Trust, LLC (the “Registrant” or “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Parts A, B and C to the Registration Statement, each dated July 1, 2010, were previously filed in connection with Post-Effective Amendment No. 44 to the Registration Statement, and are incorporated by reference into this Registration Statement, as supplemented below and as supplemented by previously filed Amendment No. 45 to the Registration Statement, which is also incorporated by reference. In addition, the most recent annual report for Columbia International Value Master Portfolio (the “Master Portfolio”), the fund series of the Registrant, which includes the Master Portfolio’s audited financial statements dated February 28, 2011, is incorporated by reference into this Registration Statement.

This Post-Effective Amendment No. 46 to the Registration Statement is being filed to add the following disclosure to Part B of the Registration Statement:

Part B:

1.	The following disclosure is added as the sixth paragraph under the section of Part B entitled “ABOUT THE TRUST”:

On September 29, 2009, Ameriprise Financial, Inc. (“Ameriprise Financial”) entered into an agreement with Bank of America, N.A. (“Bank of America”) to acquire a portion of the asset management business of Columbia Management Group, LLC and certain of its affiliated companies (the “Transaction”). Following the Transaction, which became effective on May 1, 2010, various alignment activities have occurred with respect to the Columbia Funds Complex and funds and portfolios that historically bore the RiverSource, Seligman and Threadneedle brands. Funds and portfolios that bore the “Columbia” and “Columbia Acorn” brands prior to September 27, 2010 are collectively referred to herein as the Legacy Columbia funds. Funds and portfolios that historically bore the RiverSource, Seligman and Threadneedle brands, including those renamed to bear the “Columbia” brand effective September 27, 2010, as well as certain other funds are collectively referred to as the Legacy RiverSource funds.

2.	The sections of Part B entitled “FUND GOVERNANCE – The Board – Leadership Structure and Risk Oversight”; “- Standing Committees”; “- Independent Trustee Biographical Information”; “-Interested Trustee Biographical Information” and “FUND GOVERNANCE – The Officers” are deleted in their entirety and replaced with the following disclosure:

Board Members and Officers

Shareholders elect the Board that oversees the Master Portfolio’s operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. Under current Board policy, members may serve until the next Board meeting after he or she reaches the mandatory retirement age established by the Board, or the fifteenth anniversary of the first Board meeting they attended as a member of the Board. The following table provides basic biographical information about the Trustees, including their principal occupations during the past five years, although specific titles for individuals may have varied over the period.

Board Members*

Independent Board Members

Name, address, year of birth	Position held with Funds and length of service	Principal occupation during past five years	Number of Funds in the Columbia Fund Complex Overseen	Other present or past Directorships/Trusteeships (within past 5 years)	Committee memberships
Kathleen Blatz 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1954	Board member since 1/06 for RiverSource Funds and since 6/11 for Nations Funds	Attorney; Chief Justice, Minnesota Supreme Court, 1998-2006	157	None	Audit, Board Governance, Compliance, Investment Review
Edward J. Boudreau, Jr. 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1944	Board member since 6/11 for RiverSource Funds and since 1/05 for Nations Funds	Managing Director, E.J. Boudreau & Associates (consulting) since 2000	147	Trustee, BofA Funds Series Trust (11 funds)	Audit, Compliance, Executive, Investment Review
Pamela G. Carlton 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1954	Board member since 7/07 for RiverSource Funds and since 6/11 for Nations Funds	President, Springboard-Partners in Cross Cultural Leadership (consulting company)	157	None	Audit, Investment Review

Name, address, year of birth	Position held with Funds and length of service	Principal occupation during past five years	Number of Funds in the Columbia Fund Complex Overseen	Other present or past Directorships/Trusteeships (within past 5 years)	Committee memberships
William P. Carmichael 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1943	Board member since 6/11 for RiverSource Funds and since 1999 for Nations Funds	Retired	147	Director, Cobra Electronics Corporation (electronic equipment manufacturer); The Finish Line (athletic shoes and apparel); McMoRan Exploration Company (oil and gas exploration and development); Trustee, BofA Funds Series Trust (11 funds); former Director, Spectrum Brands, Inc. (consumer products); former Director, Simmons Company (bedding)	Audit, Board Governance, Executive, Investment Review
Patricia M. Flynn 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1950	Board member since 11/04 for RiverSource Funds and since 6/11 for Nations Funds	Trustee Professor of Economics and Management, Bentley University; former Dean, McCallum Graduate School of Business, Bentley University	157	None	Compliance, Contracts, Investment Review
William A. Hawkins 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1942	Board member since 6/11 for RiverSource Funds and since 1/05 for Nations Funds	Managing Director, Overton Partners (financial consulting), since August 2010; President and Chief Executive Officer, California General Bank, N.A., Jan. 2008-Aug. 2010	147	Trustee, BofA Funds Series Trust (11 funds)	Audit, Compliance, Executive, Investment Review
R. Glenn Hilliard 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1943	Board member since 6/11 for RiverSource Funds and since 1/05 for Nations Funds	Chairman and Chief Executive Officer, Hilliard Group LLC (investing and consulting), since April 2003; Non-Executive Director & Chairman, CNO Financial Group, Inc. (formerly Conseco, Inc.) (insurance), from September 2003 to May 2011	147	Trustee, BofA Fund Series Trust (11 funds); former Director, CNO Financial Group, Inc. (insurance)	Board Governance, Contracts, Investment Review
Stephen R. Lewis, Jr. 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1939	Chair of the Board for RiverSource Funds since 1/07, Board member for RiverSource Funds since 1/02 and since 6/11 for Nations Funds	President Emeritus and Professor of Economics, Carleton College	157	Director, Valmont Industries, Inc. (manufactures irrigation systems)	Board Governance, Compliance, Contracts, Executive, Investment Review
John F. Maher 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1943	Board member since 12/08 for RiverSource Funds and since 6/11 for Nations Funds	Retired President and Chief Executive Officer and former Director, Great Western Financial Corporation (financial services), 1986-1997	157	None	Audit, Board Governance, Investment Review

Name, address, year of birth	Position held with Funds and length of service	Principal occupation during past five years	Number of Funds in the Columbia Fund Complex Overseen	Other present or past Directorships/Trusteeships (within past 5 years)	Committee memberships
John J. Nagorniak 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1944	Board member since 6/11 for RiverSource Funds and since 1/08 for Nations Funds	Retired; President and Director, Foxstone Financial, Inc. (consulting), 2000-2007; Director, Mellon Financial Corporation affiliates (investing), 2000-2007; Chairman, Franklin Portfolio Associates (investing – Mellon affiliate) 1982-2007	147	Trustee, Research Foundation of CFA Institute; Director, MIT Investment Company; Trustee, MIT 401k Plan; Trustee, BofA Funds Series Trust (11 funds)	Contracts, Investment Review
Catherine James Paglia 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1952	Board member since 11/04 for RiverSource Funds and since 6/11 for Nations Funds	Director, Enterprise Asset Management, Inc. (private real estate and asset management company)	157	None	Board Governance, Contracts, Executive, Investment Review
Leroy C. Richie 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1941	Board member since 11/08 for RiverSource Funds and since 6/11 for Nations Funds	Counsel, Lewis & Munday, P.C. since 2004; former Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation	157	Director, Digital Ally, Inc. (digital imaging); Director, Infinity, Inc. (oil and gas exploration and production); Director, OGE Energy Corp. (energy and energy services)	Compliance, Contracts, Investment Review
Minor M. Shaw 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1947	Board member since 6/11 for RiverSource Funds and since 2003 for Nations Funds	President – Micco Corporation (real estate development) and Mickel Investment Group	147	Trustee, BofA Funds Series Trust (11 funds); Board Member, Piedmont Natural Gas	Contracts, Board Governance, Investment Review
Alison Taunton-Rigby 901 S. Marquette Ave. Minneapolis, MN 55402 Born 1944	Board member since 11/02 for RiverSource Funds and since 6/11 for Nations Funds	Chief Executive Officer and Director, RiboNovix, Inc. since 2003 (biotechnology); former President, Aquila Biopharmaceuticals	157	Director, Idera Pharmaceuticals, Inc. (biotechnology); Director, Healthways, Inc. (health management programs)	Contracts, Executive, Investment Review

*	In connection with the Transaction, effective June 1, 2011, the following members of the Board that previously had oversight responsibilities with respect to the Legacy RiverSource Funds (the “RiverSource Funds”) joined the Board of the Nations Funds: Ms. Kathleen Blatz, Ms. Pamela G. Carlton, Ms. Patricia M. Flynn, Mr. Stephen R. Lewis, Jr., Mr. John F. Maher, Ms. Catherine James Paglia, Mr. Leroy C. Richie, Ms. Alison Taunton-Rigby and Mr. William F. Truscott. The “Nations Funds” are the following Trusts: Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Master Investment Trust, LLC.

Interested Board Member Not Affiliated with Adviser

Name, address, year of birth	Position held with funds and length of service	Principal occupation during past five years	Number of Funds in the Columbia Fund Complex Overseen	Other present or past Directorships/Trusteeships (within past 5 years)	Committee Memberships
Anthony M. Santomero* 225 Franklin Street Mail Drop BX32 05228 Boston, MA 02110 Born 1946	Board member since 6/11 for RiverSource Funds and since 1/08 for Nations Funds	Richard K. Mellon Professor Emeritus of Finance, The Wharton School, University of Pennsylvania, since 2002; Senior Advisor, McKinsey & Company (consulting), 2006-2008; President and Chief Executive Officer, Federal Reserve Bank of Philadelphia, 2000-2006	147	Director, Renaissance Reinsurance Ltd.; Trustee, Penn Mutual Life Insurance Company; Director, Citigroup; Director, Citibank, N.A.; Trustee, BofA Funds Series Trust (11 funds)	Compliance, Investment Review

*	Dr. Santomero is not an affiliated person of the Adviser or Ameriprise Financial. However, he is currently deemed by the Funds to be an “interested person” (as defined in the 1940 Act) of the Funds because he serves as a Director of Citigroup, Inc. and Citibank N.A., companies that may directly or through subsidiaries and affiliates engage from time-to-time in brokerage execution, principal transactions and lending relationships with the Funds or other funds or accounts advised/managed by the Adviser.

Interested Board Member Affiliated with Adviser*

Name, address, year of birth	Position held with funds and length of service	Principal occupation during past five years	Number of Funds in the Columbia Fund Complex Overseen	Other present or past Directorships/Trusteeships (within past 5 years)	Committee Memberships
William F. Truscott 53600 Ameriprise Financial Center Minneapolis, MN 55474 Born 1960	Board member since 11/01 for RiverSource Funds and since 6/11 for Nations Funds; Senior Vice President since 2002 for RiverSource Funds and 5/10 for Nations Funds	Chairman of the Board, Columbia Management Investment Advisers, LLC (formerly RiverSource Investments, LLC) since May 2010 (previously President, Chairman of the Board and Chief Investment Officer, 2001-April 2010); Chief Executive Officer, U.S. Asset Management & President, Annuities, Ameriprise Financial, Inc. since May 2010 (previously President – U.S. Asset Management and Chief Investment Officer, 2005-April 2010 and Senior Vice President – Chief Investment Officer, 2001-2005); Director, President and Chief Executive Officer, Ameriprise Certificate Company since 2006; Director, Columbia Management Investment Distributors, Inc. (formerly RiverSource Fund Distributors, Inc.) since May 2010 (previously Chairman of the Board and Chief Executive Officer, 2008-April 2010; Chairman of the Board and Chief Executive Officer, RiverSource Distributors, Inc. since 2006	157	None	None

*	Interested person (as defined under the 1940 Act) by reason of being an officer, trustee, security holder and/or employee of the adviser or Ameriprise Financial.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established.   The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Senior Vice President, the Trust’s other officers are:

The Officers

Name, address, year of birth	Position held with the Trust and length of service	Principal occupation during past five years
J. Kevin Connaughton 225 Franklin Street Boston, MA 02110 Born 1964	President and Principal Executive Officer since 5/10 for RiverSource Funds and 2009 for Nations Funds	Senior Vice President and General Manager – Mutual Fund Products, Columbia Management Investment Advisers, LLC since May 2010; Managing Director of Columbia Management Advisors, LLC, December 2004 - April 2010; Senior Vice President and Chief Financial Officer, Columbia Funds, June 2008 - January 2009; Treasurer, Columbia Funds, October 2003 - May 2008; Treasurer, the Liberty Funds, Stein Roe Funds and Liberty All-Star Funds, December 2000 - December 2006; Senior Vice President — Columbia Management Advisors, LLC, April 2003 - December 2004; President, Columbia Funds, Liberty Funds and Stein Roe Funds, February 2004 - October 2004
Amy K. Johnson 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1965	Vice President since 12/06 for RiverSource Funds and 5/10 for Nations Funds	Senior Vice President and Chief Operating Officer, Columbia Management Investment Advisers, LLC (formerly RiverSource Investments, LLC) since May 2010 (previously Chief Administrative Officer, 2009 – April 2010 and Vice President – Asset Management and Trust Company Services, 2006-2009 and Vice President – Operations and Compliance, 2004-2006); Director of Product Development – Mutual Funds, Ameriprise Financial, Inc., 2001-2004
Michael G. Clarke 225 Franklin Street Boston, MA 02110 Born 1969	Treasurer since 1/11 and Chief Financial Officer since 4/11 for RiverSource Funds and Treasurer since 3/11 and Chief Financial Officer since 2009 for Nations Funds	Vice President, Columbia Management Investment Advisers, LLC since May 2010; Managing Director of Fund Administration, Columbia Management Advisors, LLC, from September 2004 to April 2010; senior officer of Columbia Funds and affiliated funds since 2002
Scott R. Plummer 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1959	Senior Vice President and Chief Legal Counsel since 12/06 and Assistant Secretary since 6/11 for RiverSource Funds and Senior Vice President and Chief Legal Counsel since 5/10 and Assistant Secretary since 6/11 for Nations Funds	Vice President, Chief Legal Officer and Assistant Secretary, Columbia Management Investment Advisers, LLC (formerly RiverSource Investments, LLC) since June 2005; Vice President and Lead Chief Counsel – Asset Management, Ameriprise Financial, Inc. since May 2010 (previously Vice President and Chief Counsel – Asset Management, 2005-April 2010 and Vice President – Asset Management Compliance, 2004-2005); Vice President, Chief Counsel and Assistant Secretary, Columbia Management Investment Distributors, Inc. (formerly RiverSource Fund Distributors, Inc.) since 2008; Vice President, General Counsel and Secretary, Ameriprise Certificate Company since 2005; Chief Counsel, RiverSource Distributors, Inc. since 2006
Michael A. Jones 225 Franklin Street Boston, MA 02110 Born 1959	Senior Vice President since 5/10 for RiverSource Funds and Nations Funds	Director and President, Columbia Management Investment Advisers, LLC since May 2010; President and Director, Columbia Management Investment Distributors, Inc. since May 2010; Manager, Chairman, Chief Executive Officer and President, Columbia Management Advisors, LLC, 2007 – April 2010; Chief Executive Officer, President and Director, Columbia Management Distributors, Inc., 2006 – April 2010; former Co-President and Senior Managing Director, Robeco Investment Management
Colin Moore 225 Franklin Street Boston, MA 02110 Born 1958	Senior Vice President since 5/10 for RiverSource Funds and Nations Funds	Director and Chief Investment Officer, Columbia Management Investment Advisers, LLC since May 2010; Manager, Managing Director and Chief Investment Officer, Columbia Management Advisors, LLC, 2007 – April 2010; Head of Equities, Columbia Management Advisors, LLC, 2002-Sept. 2007
Linda J. Wondrack 225 Franklin Street Boston, MA 02110 Born 1964	Chief Compliance Officer since 5/10 for RiverSource Funds and 2007 for Nations Funds	Vice President and Chief Compliance Officer, Columbia Management Investment Advisers, LLC since May 2010; Director (Columbia Management Group, LLC and Investment Product Group Compliance), Bank of America, June 2005 - April 2010; Director of Corporate Compliance and Conflicts Officer, MFS Investment Management (investment management), August 2004 - May 2005
Stephen T. Welsh 225 Franklin Street Boston, MA 02110 Born 1957	Vice President since 4/11 for RiverSource Funds and 2006 for Nations Fund

President and Director, Columbia Management Investment Services Corp. since May 2010; President and Director, Columbia Management Services, Inc.

from July 2004 to April 2010; Managing Director, Columbia Management Distributors, Inc. from August 2007 to April 2010

Christopher O. Petersen 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1970	Vice President and Secretary since 4/11 for RiverSource Funds and 3/11 for Nations Funds	Vice President and Chief Counsel, Ameriprise Financial since January 2010 (formerly Vice President and Group Counsel or Counsel from April 2004 to January 2010); Assistant Secretary of Legacy RiverSource Funds from January 2007 to April 2011 and of the Nations Funds from May 2010 to March 2011
Paul D. Pearson 10468 Ameriprise Financial Center Minneapolis, MN 55474 Born 1956	Vice President since 4/11 and Assistant Treasurer since 1/99 for RiverSource Funds and 6/11 for Nations Funds	Vice President – Investment Accounting, Columbia Management Investment Advisers, LLC, since May 2010; Vice President – Managed Assets, Investment Accounting, Ameriprise Financial Corporation, Feb. 1998 to May 2010

Name, address, year of birth	Position held with the Trust and length of service	Principal occupation during past five years
Joseph F. DiMaria 225 Franklin Street Boston, MA 02110 Born 1968	Vice President and Chief Accounting Officer since 4/11 for RiverSource Funds and Vice President since 3/11 and Chief Accounting Officer since 2008 for Nations Funds	Vice President, Mutual Fund Administration, Columbia Management Investment Advisers, LLC, since May 2010; Director of Fund Administration, Columbia Management Advisors, LLC from January 2006 to April 2010; Head of Tax/Compliance and Assistant Treasurer, Columbia Management Advisors, LLC, from November 2004 to December 2005
Paul B. Goucher 100 Park Avenue New York, NY 10017 Born 1968	Vice President since 4/11 and Assistant Secretary since 11/08 and 5/10 for Nations Funds	Vice President and Chief Counsel of Ameriprise Financial since January 2010 (formerly Vice President and Group Counsel from November 2008 to January 2010); Director, Managing Director and General Counsel of J. & W. Seligman & Co. Incorporated (Seligman) from July 2008 to November 2008 and Managing Director and Associate General Counsel of Seligman from January 2005 to July 2008
Michael E. DeFao 225 Franklin Street Boston, MA 02110 Born 1968	Vice President since 4/11 and Assistant Secretary since 5/10 for RiverSource Funds and 2011 for Nations Funds	Vice President and Chief Counsel, Ameriprise Financial since May 2010; Associate General Counsel Bank of America from June 2005 to April 2010

Responsibilities of Board with respect to fund management

The Board oversees management of the Trust and the Master Portfolio. The Board is chaired by an Independent Trustee who has significant additional responsibilities compared to the other Board members, including, among other things: setting the agenda for Board meetings, communicating and meeting regularly with Board members between Board and committee meetings on fund-related matters with the Master Portfolio’s Chief Compliance Officer (CCO), counsel to the Independent Trustees, and representatives of the Master Portfolio’s service providers and overseeing Board Services Corporation (Board Services), which serves as an agent of the Master Portfolio for purposes of administering the payment of Trustee compensation, to provide office space for use by the Master Portfolio and the Board, and to provide any other services to the Board or the Trustees as may be reasonably requested.

The Board initially approves an Investment Management Services Agreement and other contracts with the Adviser and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. The Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts. The Adviser is responsible for day-to-day management and administration of the Master Portfolio and management of the risks that arise from the Master Portfolio’s investments and operations. The Board’s oversight of the Adviser and other service providers in the operation of the Trust includes oversight with respect to risk management functions. The Master Portfolio and the Trust are subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser, the sub-advisers and other service providers (depending on the nature of the risk), who carry out the Master Portfolio’s investment management and business affairs. Each of the Adviser, the sub-advisers and other service providers has its own, independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models.

Risk oversight forms part of the Board’s general oversight of the Master Portfolio and the Trust and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Master Portfolio or to develop processes and controls to eliminate or even mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, the Adviser, sub-advisers, the independent registered public accounting firm for the Master Portfolio, and internal auditors for the Adviser or its affiliates, as appropriate, regarding risks faced by the Master Portfolio and relevant risk functions. The Board also meets periodically with the Master Portfolio’s CCO, to receive reports regarding the compliance of the Master Portfolio and its principal service providers with the federal securities laws and its internal compliance policies and procedures. The Board, with the assistance of the Investment Review Committee, reviews investment policies in connection with its review of the Master Portfolio’s performance, and meets periodically with the portfolio managers of the Master Portfolio to receive reports regarding the management of the Master Portfolio, including various investment risks. As part of the Board’s periodic review of the Master Portfolio’s advisory, subadvisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. In addition, the Board oversees processes that are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest.

Committees of the Board

The Board has organized the following standing committees to facilitate its work: Board Governance Committee, Compliance Committee, Contracts Committee, Executive Committee, Investment Review Committee and Audit Committee. These committees are comprised solely of Independent Trustees (for these purposes, persons who are not affiliated persons of the Adviser or Ameriprise Financial). The table above describing each Trustee also includes their respective committee memberships. The duties of these committees are described below.

Mr. Lewis, as Chair of the Board, acts as a point of contact between the Independent Trustees and the Adviser between Board meetings in respect of general matters.

Board Governance Committee — Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Board Chair in relation to furthering the interests of the Master Portfolio and its shareholders on external matters.

To be considered as a candidate for trustee, recommendations must include a curriculum vitae and be mailed to the Chair of the Board, Columbia Family of Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing not less than 120 days before the date of the proxy statement for the previous year’s annual meeting of shareholders, if such a meeting is held. The committee will consider only one candidate submitted by such a shareholder or group for nomination for election at a meeting of shareholders. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The committee will consider and evaluate candidates submitted by the nominating shareholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering trustee candidates, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a trustee or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Master Portfolio; (vii) the candidate’s ability to qualify as an independent trustee; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Members of the committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. Thus, the committee and the Board accorded particular weight to the individual professional background of each Independent Trustee, as encapsulated in their bios included in the table above.

The Board believes that the Master Portfolio is well-served by a Board, the membership of which consists of persons that represent a broad mix of professional and personal backgrounds. In considering nominations, the committee takes the following matrix into account in assessing how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board.

PROFESSIONAL BACKGROUND
Name	Geographic	For Profit; CIO/CFO; CEO/COO	Non-Profit; Government; CEO	Investment	Legal; Regulatory	Political	Academic	Audit Committee; Financial Expert
Blatz	MN		X		X	X
Boudreau	MA	X		X				X
Carlton	NY			X	X			X
Carmichael	IL	X		X	X			X
Flynn	MA						X
Hawkins	CA	X		X				X
Hilliard	CA	X
Lewis	MN		X				X
Maher	CT	X		X				X
Nagorniak	MA	X		X
Paglia	NY	X		X				X
Richie	MI	X			X
Shaw	SC	X		X
Taunton-Rigby	MA	X		X				X
Santomero	PA		X				X

With respect to the trusteeship of Mr. Truscott, who is not an Independent Trustee, the committee and the Board have concluded that having a senior member of the Adviser serve on the Board can facilitate the Independent Trustees’ increased access to information regarding the Master Portfolio’s Adviser, which is the Master Portfolio’s most significant service provider. With respect to the trusteeship of Dr. Santomero, the committee and the Board have concluded that, despite his lack of technical independence of the Master Portfolio under the 1940 Act (arising from his board service to Citigroup, Inc. and Citigroup, N.A.), he could serve with “substantive independence” primarily since he has no financial interest or relationship with the Adviser or Ameriprise Financial. The committee and the Board also took into account Dr. Santomero’s broad array of experiences from management consulting to academia to public service, which can complement well the mix of experiences represented by the other Board members.

Compliance Committee — Supports the Master Portfolio’s maintenance of a strong compliance program by providing a forum for Independent Trustees to consider compliance matters impacting the Master Portfolio’s or its key service providers; developing and implementing, in coordination with the Master Portfolio’s CCO, a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Master Portfolio’s CCO to meet with Independent Trustees on a regular basis to discuss compliance matters.

Contracts Committee — Reviews and oversees the contractual relationships with service providers. Receives and analyzes reports covering the level and quality of services provided under contracts with the Master Portfolio and advises the Board regarding actions taken on these contracts during the annual review process.

Executive Committee — Acts for the Board between meetings of the Board.

Investment Review Committee — Reviews and oversees the management of the Master Portfolio’s assets. Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Audit Committee — Oversees the accounting and financial reporting processes of the Master Portfolio and internal controls over financial reporting. Oversees the quality and integrity of the Master Portfolio’s financial statements and independent audits as well as the Master Portfolio’s compliance with legal and regulatory requirements relating to the Master Portfolio’s accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Master Portfolio’s independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor. The committee oversees the Master Portfolio’s risks by, among other things, meeting with the Master Portfolio’s internal auditors, establishing procedures for the confidential, anonymous submission by employees of concerns about accounting or audit matters, and overseeing the Master Portfolio’s disclosure controls and procedures.

Meetings

Prior to June 1, 2011, the Trust was governed by a Board comprised of Mr. Edward J. Boudreau, Jr., Mr. William P. Carmichael, Mr. William A. Hawkins, Mr. R. Glenn Hilliard, Mr. John J. Nagorniak, Ms. Minor M. Shaw and Dr. Anthony M. Santomero. The Board had four committees – an Audit Committee (which served a similar function as the current Board’s Audit Committee), a Contracts Review Committee (which reviewed the Master Portfolio’s contracts and service provider oversight), a Governance Committee (which served a similar function as the current Board’s Board Governance Committee) and an Investment Committee (which served a similar function as the current Board’s Investment Review Committee).

The table below shows the number of times these committees met during each Fund’s most recent fiscal year. The table is organized by fiscal year end.

Fiscal Period	Audit Committee	Contracts Review Committee	Governance Committee	Investment Committee
Fiscal year ending February 28	4	5	5	4

3.	The section of Part B entitled “FUND GOVERNANCE – The Board – Compensation” is modified by adding the following at the end of the section:

The Independent Trustees determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the Independent Trustees, the Independent Trustees take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The Independent Trustees also recognize that these individuals’ advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as Independent Trustees, and that they undertake significant legal responsibilities. The Independent Trustees also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Board Chair, the Independent Trustees take into account, among other things, the Board Chair’s significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Master Portfolio’s CCO, counsel to the Independent Trustees, and the Master Portfolio’s service providers) which result in a significantly greater time commitment required of the Board Chair. The Board Chair’s compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members. In 2011, the Board’s Chair will receive total annual cash compensation of $430,000.

Effective June 1, 2011, Independent Trustees and Dr. Santomero will be paid an annual retainer of $165,000. Committee Chairs each receive an additional annual retainer of $20,000 and subcommittee Chairs each receive an additional retainer of $5,000. In addition, Independent Trustees and Dr. Santomero are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or subcommittee meetings (if such meetings are not held on the same day as a Board meeting). Independent Trustees and Dr. Santomero are not paid for special meetings conducted by telephone.

Independent Trustee Compensation for the Fiscal Period Ended March 31, 2011

Total Compensation from the Columbia Funds Complex Paid to Independent Trustees for the Fiscal Period Ended March 31, 2011(a)
Independent Trustees
Kathleen Blatz	$198,727
Pamela G. Carlton	$191,227
Patricia M. Flynn	$205,475(b)
Stephen R. Lewis, Jr.	$400,503(b)
John F. Maher	$205,000(b)
Catherine James Paglia	$201,227(b)
Leroy C. Richie	$196,227
Alison Taunton-Rigby	$196,227
(a)	Board member compensation is paid by the Columbia Funds Complex and is comprised of a combination of a base fee and meeting fees, with the exception of the Chair of the Board, who receives a base annual compensation. Payment of compensation is administered by a company providing limited administrative services to the Funds and to the Board. Compensation noted in the table does not include amounts paid by Ameriprise Financial to Board members for attendance at Board and committee meetings relating to Ameriprise Financial’s acquisition of the long-term asset management business of Columbia Management Group, LLC, including certain of its affiliates. The Chair of the Board did not receive any such compensation from Ameriprise Financial.
(b)	Ms. Flynn, Mr. Lewis, Mr. Maher and Ms. Paglia elected to defer a portion of the total cash compensation payable during the period in the amount of $107,500, $86,000, $205,000 and $24,375, respectively.

4.	The section of Part B entitled “FUND GOVERNANCE – The Board – Independent Trustee Ownership for the Calendar Year Ended December 31, 2009” is modified by adding the following at the end of the section:

Ms. Kathleen Blatz, Ms. Pamela G. Carlton, Ms. Patricia M. Flynn, Mr. Stephen R. Lewis, Jr., Mr. John F. Maher, Ms. Catherine James Paglia, Mr. Leroy C. Richie and Ms. Alison Taunton-Rigby did not beneficially own shares of the Master Portfolio as of December 31, 2009.

Independent Trustee	Aggregate Dollar Range of Equity Securities in all Funds in the Columbia Funds Family Overseen by the Trustee[1]
Kathleen Blatz	E
Pamela G. Carlton	E
Patricia M. Flynn	E
Stephen R. Lewis, Jr.	E
John F. Maher	E
Catherine James Paglia	E
Leroy C. Richie	E
Alison Taunton-Rigby	E

[1]	As of December 31, 2010.

5.	The section of Part B entitled “FUND GOVERNANCE – The Board – Interested Trustee Ownership for the Calendar Year Ended December 31, 2009” is modified by adding the following at the end of the section:

Mr. William F. Truscott did not beneficially own shares of the Master Portfolio as of December 31, 2009.

Interested Trustee	Aggregate Dollar Range of Equity Securities in all Funds in the Columbia Funds Family Overseen by the Trustee[1]
William F. Truscott	E

[1]	As of December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 10th day of June, 2011.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

By:	/s/ RYAN C. LARRENAGA
Ryan C. Larrenaga
Assistant Secretary